Exhibit 10.3

[MBIA INC. LETTERHEAD]

Mitchell Sonkin

163 Lake Ave

Greenwich, CT 06830

Employment Agreement Extension

Dear Mitch:

We refer to your letter agreement (the “Employment Agreement”), dated August 4, 2009, setting forth the terms pursuant to which you have continued to be an employee of MBIA Insurance Corporation or one of its affiliates (the “Employer”), and an officer of MBIA Inc. (“MBIA”) and one or more of its subsidiaries through June 30, 2010, subject to such extension as may be mutually agreed by you, MBIA and the Employer. As provided in Section 1 of the Employment Agreement, you, MBIA and the Employer hereby mutually agree to extend the Employment Period (within the meaning of the Employment Agreement) through June 30, 2011. Accordingly, the terms and conditions set forth in the Employment Agreement shall continue until June 30, 2011, unless you, MBIA and the Employer shall mutually agree to further extend the Employment Period or enter into a new agreement.

For your convenience, a copy of the Employment Agreement is attached to this letter.

Please confirm your acceptance of the extension of the Employment Period as set forth above by signing below.

Sincerely,

/s/ Joseph W. Brown
Joseph W. Brown
Chairman and Chief Executive Officer

Agreed and Accepted:	/s/ Mitchell Sonkin
Mitchell Sonkin

Dated: May 5, 2010

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